UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 14, 2026

Avantor, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38912	82-2758923
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Radnor Corporate Center, Building One, Suite 200
100 Matsonford Road
Radnor, Pennsylvania 19087
(Address of principal executive offices, including zip code)
(610) 386-1700
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Exchange on which registered
Common Stock, $0.01 par value	AVTR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement
On July 14, 2026 (the “Effective Date”), Avantor Funding, Inc. (the “Borrower”), a wholly owned subsidiary of Avantor, Inc. (the “Company”), entered into Amendment No. 15 to Credit Agreement (the “Credit Agreement Amendment”), which amended that certain Credit Agreement, originally dated as of November 21, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time prior to the Effective Date, the “Credit Agreement”), among Vail Holdco Sub LLC, the Borrower, each of the guarantors party thereto (the “Guarantors”), Goldman Sachs Bank USA, as administrative agent and collateral agent (the “Administrative Agent”), the swing line lender, a letter of credit issuer and as the Additional Incremental B-7 Euro Term Lender (as defined in the Credit Agreement Amendment), and the other lenders party thereto (the “Lenders”).
Pursuant to the Credit Agreement Amendment, the Borrower obtained a €374,208,296.62 tranche of senior secured Euro-denominated term loans (the “Incremental B-7 Euro Term Loans”). The Incremental B-7 Euro Term Loans bear interest at a rate equal to the floating EURIBO Rate plus a spread of 2.00% per annum. The Incremental B-7 Euro Term Loans replaced and refinanced certain of the Borrower’s existing senior secured euro term loans, which had an interest rate equal to the floating EURIBO Rate plus a spread of 2.50% per annum, that were scheduled to mature on October 9, 2032.
The final stated maturity of the Incremental B-7 Euro Term Loans is October 9, 2032. In addition, the Credit Agreement Amendment provides that in the event the Borrower prepays, replaces or refinances (including any such prepayment, replacement or refinancing effected through an amendment to the Credit Agreement Amendment) all or a portion of Incremental B-7 Euro Term Loans at any time prior to the six month anniversary of the Effective Date with any indebtedness under credit facilities in the form of similar term B loans that are broadly marketed or syndicated to banks and other institutional investors incurred primarily for the purpose of repaying, replacing or refinancing such Incremental B-7 Euro Term Loans at an effective yield that is less than the effective yield of such Incremental B-7 Euro Term Loans (excluding any indebtedness incurred in connection with a change of control or certain transformative acquisitions), a prepayment premium equal to 1.00% of the principal amount of such Incremental B-7 Euro Term Loans being prepaid or 1.00% of the principal amount of the Incremental B-7 Euro Term Loans outstanding immediately prior to such amendment will be imposed on the Borrower.
The Incremental B-7 Euro Term Loans are guaranteed by the same subsidiaries of the Company that guarantee the existing credit facilities under the Credit Agreement. The Incremental B-7 Euro Term Loans and the guarantees thereof are secured by the same collateral of the Borrower and the Guarantors that secures the Borrower’s obligations under the Credit Agreement on a pari passu basis.
In addition, the Administrative Agent has provided the Borrower and its affiliates with financial advisory, commercial banking and investment banking services for which they received customary fees and expenses.
The foregoing is a summary of the material terms of the Credit Agreement Amendment, does not purport to be complete, and is qualified in its entirety by reference to the Credit Agreement Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.
Item 2.03.    Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of Registrant.
The information set forth in Item 1.01 is incorporated into this Item 2.03 by reference.

Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1
Amendment No. 15 to Credit Agreement, dated as of July 14, 2026 (the “Credit Agreement Amendment”), which amended that certain Credit Agreement, originally dated as of November 21, 2017, among Vail Holdco Sub LLC, Avantor Funding, Inc., each of the guarantors, Goldman Sachs Bank USA, as administrative agent and collateral agent, the swing line lender, a letter of credit issuer and the Additional Incremental B-7 Euro Term Lender (as defined in the Credit Agreement Amendment) and the other lenders party thereto.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Avantor, Inc.

Date: July 17, 2026	By:	/s/ Claudius Sokenu
		Name:	Claudius Sokenu
		Title:	Executive Vice President, Chief Legal and Compliance Officer and Secretary (Duly Authorized Officer)